Exhibit 10.1
AMENDMENT
TO THE
AMENDED AND RESTATED
LIMITED LIABILITY COMPANY AGREEMENT
OF
AXLE HOLDINGS II, LLC
     This Amendment (the “Amendment”) to the Amended and Restated Limited Liability Company Agreement of Axle Holdings II, LLC (the “Company”), dated May 25, 2005 (the “LLC Agreement”), is made effective as of this 2nd day of November, 2006. Capitalized terms used herein but not otherwise defined herein shall have the respective meanings set forth in the LLC Agreement.
     WHEREAS, the Kelso Members desire to effect certain amendments to the LLC Agreement as it relates to Thomas C. O’Brien;
     WHEREAS, pursuant to Section 15.11 of the LLC Agreement, the Kelso Members or the Compensation Committee has the ability to treat a Management Member more favorably upon termination of employment than is currently provided by Section 8.2(a)(ii) and the Kelso Members and the Compensation Committee has determine to do so with respect to Thomas C. O’Brien only;
     NOW THEREFORE, pursuant to Section 15.11 of the LLC Agreement, the following shall occur:
     1. Solely as it relates to Thomas O’Brien, the lead-in to Section 8.2(a)(ii) is hereby amended and restated in its entirety to be as set forth below. Such amended and restated Section 8.2(a)(ii) shall be the Section 8.2(a)(ii) for all purposes of the LLC Agreement as it relates to Thomas O’Brien and shall replace in its entirety the lead-in to Section 8.2(a)(ii) as it relates to Thomas O’Brien that existed prior to the date of this Amendment. The lead-in to Section 8.2(a)(ii) for each Management Member (other than Thomas O’Brien) shall not be effected by this Amendment.
     “Other Termination. Unless otherwise determined by the Compensation Committee in a manner more favorable to Thomas O’Brien, in the event that Thomas O’Brien employment with the Company or any Subsidiary that employs such individual is terminated then, except as otherwise provided in Section 8.4, in the event an Exit Event has not yet occurred, all of the Value Units issued to Thomas O’Brien shall be forfeited (unless (1) Thomas O’Brien’s employment with the Company or any Subsidiary that employs such individual is terminated by the Company or any such Subsidiary without Cause and (2) a definitive agreement with respect to an Exit Event is entered into within twenty-four (24) months of such termination and at anytime thereafter the transactions contemplated by such definitive agreement relating to such Exit Event are consummated, in which case such Value Units shall not be forfeited and shall be deemed retained and validly existing as of the time such Exit Event pursuant to such agreement is consummated) and a percentage of the Operating Units issued to Thomas O’Brien shall be forfeited according to the following schedule:”
     2. Solely as it relates to Thomas O’Brien (and not any other Management Member), a new Section 8.4 shall be added to the LLC Agreement and shall read in its entirety as follows:
     “Section 8.4. ADESA Transaction. Notwithstanding anything to the contrary contained in this Agreement, in the event (A) the Company or any of its Subsidiaries consummates an acquisition of, or combination with, ADESA, Inc. (whether by way of a merger with or into ADESA, Inc., purchase of shares, tender offer or exchange offer or other similar transaction, regardless of the entity surviving such transaction) (an “ADESA Acquisition”) and (B) thereafter Thomas O’Brien’s employment with the Company or any Subsidiary that employs such individual is terminated by the Company or any such Subsidiary without Cause, then all of the Value Units and Operating Units allocated to Thomas O’Brien as of December 1, 2006 shall be deemed to be retained and validly existing at the time such ADESA Acquisition is consummated and such Override Units shall no longer be subject to the forfeiture provisions of this Agreement; provided that the participation of the Override Units in distributions under Section 10.1 shall remain subject to the provisions of Section 8.1(b) and Section 10.1, as applicable.”

     IN WITNESS WHEREOF, the undersigned have executed this document as of date and year first written above.

KELSO INVESTMENT ASSOCIATES VII, L.P.

By:	Kelso GP VII, L.P., the general partner

By:	Kelso GP VII, LLC., its general partner

By:	/s/ James J. Connors, II

Name: James J. Connors, II
Title: Managing Member

KEP VI, LLC

By:	/s/ James J. Connors, II

Name: James J. Connors, II
Title: Managing Member